U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): January 6, 2006

                                WORLD AM, INC.
            (Exact Name of Company as Specified in Its Charter)

          Nevada                      0-30639                 90-0142757
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                     Identification No.)

4040 MacArthur Boulevard, Suite 240, Newport Beach, California     92660
             (Address of Principal Executive Offices)            (Zip Code)

      Company's telephone number, including area code:  (949) 955-5355

                _______________________________________
        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     (a)  On January 6, 2006, 12,000,000 shares issued in January
2006 to a consultant as payment for fees of $122,400 related to the acquisition of Senz-It by the Company and other matters ($0.0102 per share); of those shares, 8,000,000 were restricted.

     (b) On March 3, 2006, the Company issued a total of 12,999,999 restricted shares of common stock as a result of the exercise of warrants by three individuals. These warrants were exercised on a cashless basis by the Company withholding of an amount of shares each person would have been entitled to upon exercise of the warrant in the amount of the exercise price.

     No commissions were paid in connection with these sales. Theses sales were undertaken under Rule 506 of Regulation D under the Securities Act of 1933. The transactions did not involve a public offering and the investor represented that he/she was an "accredited" or "sophisticated" investor as defined in Rule 502 of Regulation D.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-B.

                                 SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       World Am, Inc.



Dated: May 15, 2006                    By: /s/ Robert A. Hovee
                                       Robert A. Hovee,
                                       Chief Executive Officer